UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

NEMAURA MEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38355	46-5027260
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

57 West 57th Street Manhattan, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 416-8000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NMRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On July 17, 2020, Nemaura Medical Inc. (the “Company”) entered into a letter of intent (the “LOI”) between the Company and Healthimation, LLC (“Healthimation”). The LOI outlines the general terms and conditions pursuant to which the Company proposes to acquire certain assets or equity interests of Healthimation. Healthimation has a WhyWAIT program (the “Business”). Additionally, Healthimation has existing contracts with a global medical device company, a U.S. pharmacy chain and a U.S. healthcare insurer. The proposal set forth in the LOI is subject to (i) the terms and conditions of the LOI, including satisfactory completion by the Company, in its sole discretion, of due diligence, and (ii) the negotiation and execution of mutually acceptable definitive agreements governing the proposed acquisition of Healthimation (collectively, the “Definitive Agreements”).

Pursuant to the terms of the LOI, the consideration will be in the form of equity securities, cash or a combination thereof, in an amount to be negotiated and to be tendered to Healthimation within 45 days of the date on which the LOI is executed and binding on the parties.

Pursuant to the terms of the LOI, until the earlier of 30 working days from the date of the LOI or the Termination Date (as hereinafter defined), Healthimation is bound to certain exclusivity provisions.

In addition, during the period from July 17, 2020 until the Termination Date, Healthimation agreed (i) to conduct the Business in the ordinary course, and (ii) that it would prohibit its officers, directors, employees, members, managers or agents to sell, hypothecate, option or otherwise transfer or contract to transfer any interest in their shares or other equity interests in the Business or enter into any agreement to do so.

The Company is under no obligation to continue with its due diligence investigation or negotiations regarding the Definitive Agreements and may terminate such investigation or negotiations at any time and for any reason or no reason, in the Company’s sole discretion.

The LOI is merely a statement of a mutual indication of interest of the parties in the acquisition of Healthimation by the Company, and does not represent a legally binding commitment or obligation of either the Company or Healthimation, except with respect to certain covenants, including the covenants pertaining to exclusivity and conducting the Business in the ordinary course.

The LOI will automatically terminate on the first to occur of (i) the date that is 30 working days from July 17, 2020, (ii) the execution of the Definitive Agreements, which will supersede the LOI, (iii) an earlier date by mutual agreement of all parties, or (iii) if the Company ceases to negotiate the transactions contemplated by the LOI or the Definitive Agreements (such date, the “Termination Date”); provided, however, that the termination of the LOI will not relieve any party of liability for such party’s breach of any of the binding provisions prior to such termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2020	Nemaura Medical Inc.

	By:	/s/ Dewan F. H. Chowdhury
	Name: Title:	Dewan F. H. Chowdhury Chief Executive Officer